Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

Stock Purchase Agreement with Chembio Diagnostics, Inc. and Biosynex, S.A.

On July 20, 2023 (the “Closing Date”), Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) with Chembio Diagnostics, Inc. (the “Buyer”), Biosynex, S.A. (“Biosynex”), and Qualigen, Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Buyer all of the issued and outstanding shares of common stock (collectively, the “Shares”) of the Subsidiary, which was the legal entity operating the Company’s FastPack™ diagnostics business (the “Transaction”). The Transaction closed on July 20, 2023. Following the consummation of the Transaction, the Subsidiary became a wholly-owned subsidiary of the Buyer.

In connection with the closing of the Transaction, the Company received a cash payment of $4.7 million for the Shares of the Subsidiary, which payment is subject to post-closing adjustments, and $450,000 was delivered by Buyer to the escrow account to satisfy certain indemnification obligations of the Company.

Amendment and Settlement Agreement with Nanosynex Ltd.

On July 20, 2023, the Company entered into an Amendment and Settlement Agreement with NanoSynex Ltd., (the “Nanosynex Amendment”), which amended the Master Funding Agreement for the Operational and Technology Funding of Nanosynex, Ltd. (“Nanosynex”), dated May 26, 2022, by and between the Company and Nanosynex (the “Original Nanosynex Agreement”), a majority owned subsidiary of the Company, to, among other things, provide for the further funding of Nanosynex, as contemplated by the Original Nanosynex Agreement.

Pursuant to the terms of the Nanosynex Amendment, effective July 26, 2023, the Company will make an initial payment of $380,000 to Nanosynex by surrendering 281,000 Preferred B Shares of Nanosynex held by the Company (the “Preferred B Share Surrender”), resulting in the Company’s ownership in Nanosynex being reduced from approximately 52.8% to approximately 49.97% of the issued and outstanding voting equity of Nanosynex. In addition, the Company also agreed to (i) advance $560,000 to Nanosynex on or before November 30, 2023, against which Nanosynex will issue a promissory note to the Company with a face value in the amount of such funding (the “First Advance”), and (ii) advance $670,000 to Nanosynex on or before March 31, 2024, against which Nanosynex will issue a promissory note to the Company with a face value in the amount of such funding (the “Second Advance” and together with the First Advance the “New Advances”). In addition, $2,880,000 in promissory notes delivered by Nanosynex to the Company for advances previously made by the Company to Nanosynex under the Original Nanosynex Agreement were cancelled (the “Note Cancellation”). In the event the Company fails to make the New Advances, the Company agreed to forfeit additional shares in a number that will be equal to a fraction, the numerator of which is the amount of the default (i.e., the amount that the Company should have, but failed, to advance to Nano pursuant to the terms of the Settlement Agreement), and the denominator of which shall be the price per share that the Company originally paid in consideration for its Preferred A-1 Shares to the previous holder thereof, being $1.5716 per share.

The Preferred B Share Surrender and Note Cancellation result in the Company losing financial control of Nanosynex. Accordingly, as of July 20, 2023 the Company will deconsolidate Nanosynex and record its retained equity method investment at fair value.

The Transaction and the Nanosynex Amendment each constitute a significant disposition for purposes of Item 2.01 of Form 8-K. Based upon the magnitude of the disposition and because the Company is exiting certain commercial and research and development operations, the dispositions represent significant strategic shifts that will have a material effect on the Company’s operations and financial results. Accordingly, the disposed components meet the definition of discontinued operations, as defined by Accounting Standards Codification 205-20 – Discontinued Operations,and have not yet been retrospectively applied in the historical financial statements.

The following unaudited pro forma condensed consolidated financial statements are intended to show how the transactions might have affected the historical financial statements of the Company if the transactions had been completed at an earlier time as indicated therein. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Transaction and the Nanosynex Amendment. The unaudited pro forma condensed consolidated financial statements are derived from and should be read in conjunction with:

i.	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;

ii.	The audited historical financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 initially filed with the SEC on March 31, 2022 and amended on April 29, 2022; and

iii.	The audited historical financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 initially filed with the SEC on May 2, 2023 and amended on July 7, 2023; and

iv.	The unaudited interim historical consolidated financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023 filed with the SEC on May 15, 2023.

The unaudited pro forma condensed consolidated financial statements are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated statements of operations for three months ended March 31, 2023 and for the years ended December 31, 2022 and December 31, 2021 present the Company’s results as if the transactions had occurred immediately prior to January 1, 2021. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 reflects the Company’s assets, liabilities, and equity as if the transactions had occurred on March 31, 2023.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

i.	Transaction Accounting Adjustments - Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

ii.	Autonomous Entity Adjustments - Adjustments that are necessary to reflect the operations and financial position of the registrant if the registrant was previously part of another entity. There are no autonomous entity adjustments included in the pro forma financial information autonomous entity since the Company currently operates, and after the completion of the transaction will continue to operate, as an independent, standalone entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. The unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the Transaction or the Nanosynex Amendment. The Company has determined not to reflect such adjustments because it does not believe presenting such adjustments would enhance an understanding of the pro forma effects of the transactions.

The unaudited pro forma condensed consolidated financial statements have been adjusted to give effect to the following (the “Pro Forma Transactions”):

●	The disposition of the Subsidiary, pursuant to the Purchase Agreement, including certain assets and liabilities and related operations and the resulting treatment as a discontinued operation.

●	The estimated proceeds received in connection with the Transaction, net of transaction costs paid, on the Closing Date and the estimated gain on sale for the Transaction.

●	The deconsolidation of Nanosynex, pursuant to the Nanosynex Amendment, including certain assets and liabilities and related operations and the resulting treatment as a discontinued operation.

●	Recognition of the retained 49.97% investment in Nanosynex in connection with the Nanosynex Amendment and the estimated loss on deconsolidation of Nanosynex.

The unaudited pro forma condensed consolidated financial statements do not include adjustments related to the potential New Advances, which transactions did not occur as of the Nanosynex Amendment date. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are based upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the transactions been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

QUALIGEN THERAPEUTICS, INC.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2023

(Unaudited)

	Registrant Historical (a)	Transaction Accounting Adjustments (disposal of Qualigen, Inc.) (b)	Notes	Transaction Accounting Adjustments (deconsolidation of Nanosynex) (c)	Notes	Pro forma (combined)
ASSETS
Current assets:
Cash and cash equivalents	$4,362,757	$4,699,127	(d)	$(1,439,641)		$7,622,242
Accounts receivable, net	411,104	(328,220)		(82,884)		-
Inventory, net	1,480,755	(1,480,755)		-		-
Prepaid expenses and deposits	1,283,358	(88,138)		(4,605)		1,190,615
Total current assets	7,537,974	2,802,014		(1,527,129)		8,812,858
Non-current assets:						-
Restricted cash	5,586	-		(5,586)		-
Right-of-use assets	1,364,901	(1,364,901)		-		-
Property and equipment, net	522,408	(312,209)		(210,199)		-
Intangible assets, net	5,839,330	(139,331)		(5,700,000)		-
Goodwill	625,602	-		(625,602)		-
Other assets	18,334	431,666	(e)	-		450,000
Equity method investments	-	-		2,943,320	(g)	2,943,320
Total non-current assets	8,376,161	(1,384,775)		(3,598,066)		3,393,320

Total assets	$15,914,135	$1,417,239		$(5,125,195)		$12,206,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	899,948	(366,765)		(25,965)		507,218
Accrued vacation	353,557	(107,820)		(125,611)		120,126
Accrued expenses and other current liabilities	1,893,733	(332,695)		(240,898)		1,320,140
R&D grant liability	634,330	-		(634,330)		-
Deferred revenue, current portion	112,902	(112,902)		-		-
Operating lease liability, current portion	248,809	(248,809)		-		-
Short term debt-related party	958,952	-		(958,952)		-
Warrant liabilities	400,800	-		-		400,800
Warrant liabilities-related party	2,183,174	-		-		2,183,174
Convertible debt-related party	558,238	-		-		558,238
Total current liabilities	8,244,442	(1,168,991)		(1,985,756)		5,089,695
Non-current liabilities:
Operating lease liability, net of current portion	1,236,024	(1,236,024)		-		-
Deferred revenue, net of current portion	40,712	(40,712)		-		-
Deferred tax liability	192,587	-		(192,587)		-
Total non-current liabilities	1,469,323	(1,276,736)		(192,587)		-

Total liabilities	9,713,766	(2,445,727)		(2,178,343)		5,089,695

Stockholders’ equity:
Common stock, $0.001 par value; 225,000,000 shares authorized; 5,052,463 and 4,210,737 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	42,952	-		-		42,952
Additional paid-in capital	111,887,447	-		-		111,887,447
Accumulated other comprehensive income	170,444	-		(170,444)		-
Accumulated deficit	(107,231,393)	3,862,967	(f)	(1,445,490)	(h)	(104,813,916)
Noncontrolling interest	1,330,919	-		(1,330,919)		-
Total stockholders’ equity	6,200,369	3,862,967		(2,946,852)		7,116,483

Total liabilities and stockholders’ equity	$15,914,135	$1,417,239		$(5,125,195)		$12,206,178

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

QUALIGEN THERAPEUTICS, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2023

(Unaudited)

	Registrant Historical (a)	Transaction Accounting Adjustments (disposal of Qualigen, Inc.) (b)	Transaction Accounting Adjustments (deconsolidation of Nanosynex) (c)	Notes	Pro forma (combined)
Revenues:
Net product sales	$1,607,170	$(1,607,170)	$-		$-
License revenue	-	-	-		-
Total revenues	1,607,170	(1,607,170)	-		-
Operating expenses:
Cost of product sale	1,264,828	(1,264,828)	-		-
Research and development	1,714,434	(178,550)	(661,184)		874,700
General and administrative	2,121,551	(345,432)	-		1,776,119
Sales and marketing	199,114	(199,114)	-		-
Total operating expenses	5,299,927	(1,987,924)	(661,184)		2,650,819
Loss from operations	(3,692,757)	380,754	661,184		(2,650,819)
Other income (expenses):
Gain on change in fair value of warrant liabilities	(1,038,673)	-	-		(1,038,673)
Interest expense (income), net	544,236	-	-		544,236
Loss on voluntary conversion of convertible debt	1,077,287	-	-		1,077,287
Other income, net	(4,881)	-	-		(4,881)
Loss on fixed asset disposal	300	-	-		300
Total other expense (income), net	578,269	-	-		578,269
Loss before (benefit) provision for income taxes	(4,271,026)	380,754	661,184		(3,229,087)
(Benefit) provision for income taxes	(163,777)	(1,393)	165,170		-
Net loss	(4,107,249)	382,147	496,014		(3,229,087)
Net loss from equity method investments	-	-	(247,858)	(i)	(247,858)
Net loss attributable to noncontrolling interest	(261,028)		261,028		-
Net loss attributable to Qualigen Therapeutics, Inc.	$(3,846,221)	$382,147	$13,170		$(3,450,904)

Net loss per share, basic and diluted	$(0.78)	$0.08	$0.00		$(0.70)
Weighted average number of common shares outstanding, basic and diluted	4,959,122				4,959,122

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

QUALIGEN THERAPEUTICS, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2022

(Unaudited)

	Registrant Historical (a)	Transaction Accounting Adjustments (disposal of Qualigen, Inc.) (b)	Transaction Accounting Adjustments (deconsolidation of Nanosynex) (c)	Notes	Pro forma (combined)
Revenues:
Net product sales	$4,983,556	$(4,983,556)	$-		$-
License revenue	-	-	-		-
Total revenues	4,983,556	(4,983,556)	-		-
Operating expenses:
Cost of product sale	4,302,755	(4,302,755)	-		-
Research and development	10,835,647	(567,087)	(1,105,968)		9,162,592
General and administrative	6,837,133	(561,047)	-		6,276,086
Sales and marketing	950,420	(950,420)	-		-
Goodwill and fixed asset impairment	4,239,000	-	(4,239,000)		-
Total operating expenses	27,164,955	(6,381,309)	(5,344,968)		15,438,678
Loss from operations	(22,181,399)	1,397,753	5,344,968		(15,438,678)
Other income (expenses):
Gain on change in fair value of warrant liabilities	(907,203)	-	-		(907,203)
Interest expense (income), net	26,646	-	-		26,646
Other income, net	(1,125)	-	-		(1,125)
Total other expense (income), net	(881,682)	-	-		(881,682)
Loss before (benefit) provision for income taxes	(21,299,716)	1,397,753	5,344,968		(14,556,995)
(Benefit) provision for income taxes	(265,074)		271,622		6,548
Net loss	(21,034,643)	1,397,753	5,073,346		(14,563,544)
Net loss from equity method investments	-	-	(2,535,151)	(i)	(2,535,151)
Net loss attributable to noncontrolling interest	(2,394,100)	-	2,394,100		-
Net loss attributable to Qualigen Therapeutics, Inc.	$(18,640,543)	$1,397,753	$(141,051)		$(17,383,841)

Net loss per share, basic and diluted	$(4.85)	$0.36	$(0.04)		$(4.53)
Weighted average number of common shares outstanding, basic and diluted	3,840,340				3,840,340

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

QUALIGEN THERAPEUTICS, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2021

(Unaudited)

	Registrant Historical (a)	Transaction Accounting Adjustments (disposal of Qualigen, Inc.) (b)	Transaction Accounting Adjustments (deconsolidation of Nanosynex) (c)	Pro forma (combined)
Revenues:
Net product sales	$5,021,721	$(5,021,721)	$-	$-
License revenue	632,004	(632,004)	-	-
Total revenues	5,653,725	(5,653,725)	-	-
Operating expenses:
Cost of product sale	4,332,485	(4,332,485)	-	-
Research and development	11,716,718	(665,140)	-	11,051,578
General and administrative	11,724,964	(424,188)	-	11,300,776
Sales and marketing	542,594	(542,594)	-	-
Goodwill and fixed asset impairment	-	-	-	-
Total operating expenses	28,316,761	(5,964,408)	-	22,352,353
Loss from operations	(22,663,036)	310,683	-	(22,352,353)
Other income (expenses):
Gain on change in fair value of warrant liabilities	(4,723,187)	-	-	(4,723,187)
Interest (income) expense, net	(42,693)	-	-	(42,693)
Other income, net	(5,446)	-	-	(5,446)
Total other expense (income), net	(4,771,326)	-	-	(4,771,326)
Loss before (benefit) provision for income taxes	(17,891,710)	310,683	-	(17,581,027)
(Benefit) provision for income taxes	5,427	-	-	5,427
Net loss	(17,897,137)	310,683	-	(17,586,454)
Net loss attributable to noncontrolling interest	-	-	-	-
Net loss attributable to Qualigen Therapeutics, Inc.	$(17,897,137)	$310,683	$-	$(17,586,454)

Net loss per share, basic and diluted	$(6.10)	$0.11	$-	$(6.00)
Weighted average number of common shares outstanding, basic and diluted	2,933,487			2,933,487

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Stock Purchase Agreement with Chembio Diagnostics, Inc. and Biosynex, S.A.

On July 20, 2023 (the “Closing Date”), Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) with Chembio Diagnostics, Inc. (the “Buyer”), Biosynex, S.A. (“Biosynex”), and Qualigen, Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Buyer all of the issued and outstanding shares of common stock (collectively, the “Shares”) of the Subsidiary, which was the legal entity operating the Company’s FastPack™ diagnostics business (the “Transaction”). The Transaction closed on July 20, 2023. Following the consummation of the Transaction, the Subsidiary became a wholly-owned subsidiary of the Buyer.

In connection with the closing of the Transaction, the Company received a cash payment of $4.7 million for the Shares of the Subsidiary, which payment is subject to post-closing adjustments, and $450,000 was delivered by Buyer to the escrow account to satisfy certain indemnification obligations of the Company.

Amendment and Settlement Agreement with Nanosynex Ltd.

On July 20, 2023, the Company entered into an Amendment and Settlement Agreement with NanoSynex Ltd., (the “Nanosynex Amendment”), which amended the Master Funding Agreement for the Operational and Technology Funding of Nanosynex, Ltd. (“Nanosynex”), dated May 26, 2022, by and between the Company and Nanosynex (the “Original Nanosynex Agreement”), a majority owned subsidiary of the Company.

Pursuant to the terms of the Nanosynex Amendment, effective July 26, 2023, the Company will make an initial payment of $380,000 to Nanosynex by surrendering 281,000 Preferred B Shares of Nanosynex held by the Company (the “Preferred B Share Surrender”), resulting in the Company’s ownership in Nanosynex being reduced from approximately 52.8% to approximately 49.97% of the issued and outstanding voting equity of Nanosynex. In addition, the Company also agreed to (i) advance $560,000 to Nanosynex on or before November 30, 2023, against which Nanosynex will issue a promissory note to the Company with a face value in the amount of such funding (the “First Advance”), and (ii) advance $670,000 to Nanosynex on or before March 31, 2024, against which Nanosynex will issue a promissory note to the Company with a face value in the amount of such funding (the “Second Advance” and together with the First Advance the “New Advances”). In addition, $2,880,000 in promissory notes delivered by Nanosynex to the Company for advances previously made by the Company to Nanosynex under the Original Nanosynex Agreement were cancelled (the “Note Cancellation”). In the event the Company fails to make the New Advances, the Company agreed to forfeit additional shares in a number that will be equal to a fraction, the numerator of which is the amount of the default (i.e., the amount that the Company should have, but failed, to advance to Nano pursuant to the terms of the Settlement Agreement), and the denominator of which shall be the price per share that the Company originally paid in consideration for its Preferred A-1 Shares to the previous holder thereof, being $1.5716 per share.

The Preferred B Share Surrender and Note Cancellation result in the Company losing financial control of Nanosynex. Accordingly, as of July 20, 2023 the Company will deconsolidate Nanosynex and record its retained equity method investment at fair value.

The Transaction and the Nanosynex Amendment each constitute a significant disposition for purposes of Item 2.01 of Form 8-K. Based upon the magnitude of the disposition and because the Company is exiting certain commercial and research and development operations, the dispositions represent a significant strategic shift that will have a material effect on the Company’s operations and financial results. Accordingly, the disposed components meet the definition of discontinued operations, as defined by Accounting Standards Codification 205-20– Discontinued Operations, and have not yet been retrospectively applied in the historical financial statements. The following unaudited pro forma condensed consolidated financial statements are intended to show how the transactions might have affected the historical financial statements of the Company if the transactions had been completed at an earlier time as indicated herein.

(a)	The Company’s condensed consolidated balance sheet as of March 31, 2023 and consolidated statements of operations for the for the three months ended March 31, 2023, year ended December 31, 2022, the year ended December 31, 2021.

(b)	Adjustments to record the deconsolidation of the Subsidiary, pursuant to the Purchase Agreement, including assets, liabilities, revenues and expenses directly related to the Subsidiary. The estimates, including the jurisdictional income tax effects, are subject to change and actual amounts may differ from the results reflected herein. See also Notes (d), Note (e), and Note (f).

(c)	Adjustments to record the deconsolidation of Nanosynex pursuant to the Nanosynex Amendment, including assets, liabilities, accumulated other comprehensive income, noncontrolling interest, revenues and expenses directly related to Nanosynex. Equity interests in Nanosynex were first purchased by the Company in May 2022, and as such no adjustment in required for the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021. The estimates, including the jurisdictional income tax effects, are subject to change and actual amounts may differ from the results reflected herein See also Notes (g) Note (h), and Note (i).

(d)	Adjustments to record the estimated net cash proceeds from the transaction of $4.7 million received on the Closing Date, net of estimated transaction costs of $0.3 million.
(e)	The adjustment to Other Assets includes the derecognition of $0.02 million related to the Subsidiary and recognition of $0.45 million related to the additional consideration for the Transaction currently held in escrow.

(f)	The estimated net gain of $3.8 million is reflected as a reduction to accumulated deficit. The actual gain on deconsolidation will be recorded in the Company’s financial statements for the third quarter of 2023 and may differ from the current estimate. The Company does not expect to pay any federal or state income taxes due to the use of net operating losses. The estimates, including the jurisdictional income tax effects, are subject to change and actual amounts may differ from the results reflected herein.

(g)	Adjustment to record the retained 49.97% equity method investment in Nanosynex, which will be recorded at fair value on the date of recognition. For purposes of these unaudited pro forma condensed consolidated financial statements, the adjustment for the estimated fair value is based on the March 31, 2023 carrying value of the net assets of Nanosynex, as fair value information was not readily available. The estimate is subject to change and actual amounts may differ from the results reflected herein.

(h)	Adjustment to record the estimated loss on deconsolidation of Nanosynex of $1.5 million, calculated as the difference between (i) the sum of (a) carrying value of the Company’s investment in Nanosynex, (b) the carrying value of the noncontrolling interest, and (c) the carrying value of Note Cancellation, and (ii) the estimated fair value of the retained equity method investment. The actual loss on deconsolidation will be recorded in the Company’s financial statements for the third quarter of 2023 and may differ from the current estimate. The estimate is subject to change and actual amounts may differ from the results reflected herein.

(i)	Adjustment to record the Company’s proportionate share of net income in Nanosynex during the period by applying the equity method of accounting, based on the retained ownership percentage of 49.97%. No incremental adjustments have been made for possible basis differences that could arise in future periods.